Exhibit 3.1


                      STATEMENT PURSUANT TO SECTION 10-602
                                       OF
                      SERIES D CONVERTIBLE PREFERRED STOCK
                                       OF
                          INTERNATIONAL FIBERCOM, INC.,

                             AN ARIZONA CORPORATION


     International FiberCom, Inc. (the "COMPANY"), a corporation organized and validly existing under the laws of the State of Arizona, does hereby submit this Statement Pursuant to Section 10-602 as follows:

     1.   NAME: The name of the Company is:

          International FiberCom, Inc.

     2. THE TEXT OF THE RESOLUTION DETERMINING THE TERMS OF THE CLASS OR SERIES OF SHARES:

          Attached hereto as Exhibit A and by this reference incorporated herein.

     3.   DATE OF ADOPTION:

          The Resolution was adopted by all of the directors of the Company effective June 15, 2001.

     4.   STATEMENT OF DUE ADOPTION:

     The Resolution has been duly adopted by the Company's Board of Directors and has not been amended, modified, rescinded or superseded and remains in full force and effect.


     IN WITNESS WHEREOF, the Company has caused this Statement to be executed, delivered and filed to be effective as of the 15th day of June, 2001.


                                    --------------------------------------------
                                    Name:  Joseph P. Kealy
                                    Title: Chairman of the Board and President

                                    EXHIBIT A

                     RESOLUTION OF THE BOARD OF DIRECTORS OF

                          INTERNATIONAL FIBERCOM, INC.

           PURSUANT TO SECTION 10-602 OF THE ARIZONA REVISED STATUTES


     BE IT RESOLVED, pursuant to the authority granted and vested in the Board of Directors, a series of Preferred Stock be, and hereby is, created and shall have the distinctive serial designation of Series D Convertible Preferred Stock, without par value (the "SERIES D CONVERTIBLE PREFERRED STOCK");

     FURTHER RESOLVED, that the number of shares of Series D Convertible Preferred Stock created hereby shall be 100,000; and

     FURTHER RESOLVED, that the terms and issuance and the powers, designation, preferences and relative participating, optional or other rights, and the qualifications, limitations or restrictions of the Company's Series D Convertible Preferred Stock shall be as follows:

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
                      SERIES D CONVERTIBLE PREFERRED STOCK

1. NUMBER OF SHARES AND DESIGNATION. 100,000 shares of the authorized, but undesignated Preferred Stock,without par value of the Company are hereby constituted as a series of the Preferred Stock designated as Series D
Convertible Preferred Stock. The Series D Convertible Preferred Stock may be issued only to Crescent International Ltd., or an affiliate thereof.

2. DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the following meanings:

     "CLOSING BID PRICE" shall mean the per share closing bid price of the Common Stock as reported by Bloomberg L.P.

     "CLOSING TRADE PRICE" shall mean the per share closing trade price of the Common Stock as reported by Bloomberg L.P.

     "COMMON STOCK" shall mean the common stock, no par value per share, of the Company.

     "CONVERSION DATE" shall mean the date a conversion notice is delivered pursuant to Section 8.

     "CONVERSION PRICE" shall mean the lower of (i) the Fixed Conversion Price or (ii) the average of the lowest five consecutive Closing Trade Prices during the 22 Trading Day period immediately preceding the Conversion Date.

     "CONVERSION RATIO" shall have the meaning ascribed to such term in Section 8(a).

     "EXCHANGE ACT" shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "FIXED CONVERSION PRICE" shall mean 130% of the average of the Closing Trade Prices for the 10 consecutive Trading Days immediately preceding the Issue Date.

     "FLOOR PRICE" shall mean $1.00.

     "ISSUE DATE" shall mean the date of issuance of the shares of Series D Convertible Preferred Stock.

     "LIQUIDATION  PREFERENCE"  shall have the meaning  ascribed to such term in
     Section 6(a).

     "PRINCIPAL MARKET" shall mean the Nasdaq National Market, the Nasdaq SmallCap Market, the American Stock Exchange, the Electronic Bulletin Board or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

     "REDEMPTION DATE" shall mean the date which is 30 Trading Days from the date a Redemption Notice is delivered by the Company to the holders of Series D Convertible Preferred Stock pursuant to Section 7(a) hereof.

     "REDEMPTION NOTICE" shall have the meaning ascribed to such term in Section 7(a).

     "SECURITIES ACT" shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "TRADING DAY" shall mean any day during which the Principal Market shall be open for business.

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
3. RANK. The shares of Series D Convertible Preferred Stock shall, with respect to the distribution of assets on liquidation, dissolution or winding up of the Company, rank (i) senior and prior to the Common Stock and any other class or series of capital stock of the Company currently or hereafter issued, other than the Parity Securities (as defined below), (collectively, the "JUNIOR SECURITIES"), and (ii) on parity with (or junior to the extent that the terms thereof so provide) the Series A Convertible Preferred Stock, without par value of the Company, the Series B Convertible Preferred Stock, without par value of the Company, the Series C Convertible Preferred Stock, without par value of the Company and any other class or series of preferred stock of the Company hereafter issued, the terms of which specifically provide that shares of such class or series of preferred stock shall rank PARI PASSU with the Series D Convertible Preferred Stock (collectively, the "PARITY SECURITIES").

4. VOTING RIGHTS.

     (a) Each outstanding share of Series D Convertible Preferred Stock shall entitle the holder thereof to vote, in person or by proxy or written consent, at a special or annual meeting of stockholders or in connection with any stockholder action taken in lieu of a meeting of stockholders, on all matters entitled to be voted on by holders of Common Stock and voting together as a single class with the Common Stock (and with any other shares, if any, entitled to vote on such action). With respect to any such vote, each share of Series D Convertible Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted its shares of Series D Convertible Preferred Stock into shares of Common Stock pursuant to Section 8 hereof on the record date for determining the stockholders of the Company eligible to vote on any such matters or, if no record date is established, on the date such vote is taken or any written consent of the stockholders is solicited.

     (b) Notwithstanding anything herein to the contrary, so long as any shares of Series D Convertible Preferred Stock are outstanding, the Company shall not and shall cause its subsidiaries not to, without the affirmative vote of the holders of a majority of the shares of the Series D Convertible Preferred Stock then outstanding, (i) alter or change adversely the absolute or relative powers, preferences or rights given to the Series D Convertible Preferred Stock, (ii) alter or amend this Certificate of Designations, (iii) authorize or create any class or series of stock ranking as to dividends or distribution of assets upon a liquidation or otherwise senior to the Series D Convertible Preferred Stock,
(iv) amend its Certificate of Incorporation, bylaws or other charter documents so as to affect adversely any rights of any holders of Series D Convertible Preferred Stock, (v) increase the authorized number of shares of Series D Convertible Preferred Stock, (vi) issue or reissue any shares of Series A, B, or C Convertible Preferred Stock, or (vii) enter into any agreement with respect to the foregoing.

5. DIVIDENDS. In the event that there is a failure by the Company to deliver Common Stock certificates pursuant to Section 8(e)(v), then the Company shall pay to holders out of funds legally available therefor, before any dividend is paid on any Junior Securities, yearly dividends at a fixed rate of 5.0% per annum, payable in cash in quarterly installments on March 1, June 1, September 1, and December 1 of each calendar year, beginning on June 1, 2001. Such dividends, if due, shall be payable on all shares of Series D Convertible Preferred Stock, other than such shares which have previously and timely been converted or redeemed in accordance with the provisions of Section 8 hereof, and shall be due from the Issue Date until all such shares are converted or redeemed in accordance with the terms hereof.

6. LIQUIDATION.

     (a) LIQUIDATION AMOUNT. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, before any

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
distribution or payment shall be made to the holders of outstanding Junior Securities, including, but not limited to, the Common Stock, the holders of outstanding shares of Series D Convertible Preferred Stock shall be entitled to receive, out of the assets of the Company at the time legally available therefor, in exchange for their shares of Series D Convertible Preferred Stock an amount in cash equal to $100 per share of Series D Convertible Preferred Stock, as adjusted for stock splits, stock dividends, recapitalizations and other similar events (the "LIQUIDATION PREFERENCE"), plus an amount per share per annum in cash equal to 5.0% of the Liquidation Preference, accruing from the Issue Date until the date on which the Liquidation Preference for each share of Series D Convertible Preferred Stock has been paid in full, on a PARI PASSU basis with the rights of the holders of any Parity Securities. If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the assets of the Company available therefor shall be insufficient to permit the payment in full to the holders of outstanding shares of Series D Convertible Preferred Stock of the preferential liquidation amounts to which they are then entitled pursuant to the provisions of this clause (a), the entire assets of the Company thus distributable shall be distributed among the holders of outstanding shares of Series D Convertible Preferred Stock and any Parity Securities ratably, in proportion to the full amounts to which such holders would otherwise be entitled if such assets were sufficient to permit payment in full.

     (b) LIMITATION ON DISTRIBUTION. Upon any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, after the payment in full to the holders of outstanding shares of Series D Convertible Preferred Stock and any Parity Securities of the preferential liquidation amounts to which they are then entitled pursuant to the provisions of clause (a) above, the holders of outstanding shares of Series D Convertible Preferred Stock shall not be entitled to participate in any further distributions made to the holders of the Common Stock or any other class of Junior Securities.

     (c) APPROVAL OF CHANGE OF CONTROL. The sale of all or substantially all of the assets of the Company, the sale of a majority of the outstanding Common Stock (including, but not limited to, the sale of the outstanding Common Stock that effectuates a "going-private" transaction), or the merger of the Company with or into another corporation in which the Company is not the surviving entity, requires the consent of the holders of a majority of the issued and outstanding Series D Convertible Preferred Stock. Such consent shall not be withheld in the event that the Company offers to redeem, and redeems in immediately available funds, the shares of Series D Convertible Preferred Stock for an amount equal to 1.2 times the Liquidation Preference.

     (d) OTHER EVENTS. At the option of the Company, the sale of all or substantially all of the assets of the Company, the sale of a majority of the outstanding Common Stock (including, but not limited to, the sale of the outstanding Common Stock that effectuates a "going-private" transaction), or the merger of the Company with or into another corporation in which the Company is not the surviving entity, shall be deemed to be a dissolution, liquidation or winding up of the Company.

7. REDEMPTION.

     (a) REDEMPTION AMOUNT. At any time after the Issue Date, any or all of the outstanding shares of Series D Convertible Preferred Stock shall at the option of the Company and upon 30 Trading Days prior written notice by the Company (the "REDEMPTION NOTICE") to the holders of Series D Convertible Preferred Stock, be subject to redemption by the Company on the Redemption Date for a purchase price per share payable in cash in immediately available funds equal to $130 per share of Series D Convertible Preferred Stock (the "REDEMPTION AMOUNT"). If less than all of the shares of Series D Convertible Preferred Stock are redeemed, such

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
redemption shall be pro rata among the holders thereof. Notwithstanding the foregoing, the Company shall not be permitted to redeem shares of Series D Convertible Preferred Stock with respect to which the holders of such shares have previously given notice to the Company of such holders' intent to convert such shares of Series D Convertible Preferred Stock into shares of Common Stock in accordance with Section 8 hereof.

     (b) TERMINATION OF PREFERRED STOCK RIGHTS. From and after any Redemption Date, unless the Company shall default on such Redemption Date in paying the Redemption Amount to the holder, all rights of the holders of the shares of Series D Convertible Preferred Stock surrendered for redemption, except the right to receive the Redemption Amount and all accrued but unpaid dividends in respect of such shares, shall cease and terminate with respect to such shares of Series D Convertible Preferred Stock surrendered for redemption only.

     (c) DEFAULT BY COMPANY. If the Company shall default on any Redemption Date in paying the Redemption Amount to the holder, all rights of the holders of the shares of Series D Convertible Preferred Stock surrendered for redemption with respect to such shares shall be reinstated, including without limitation the right of such holders to convert shares of Series D Convertible Preferred Stock into shares of Common Stock pursuant to Section 8 hereof. Furthermore, if on the Redemption Date, any portion of the Redemption Amount shall not be paid by the Company, liquidated damages shall accrue on the unpaid portion of the Redemption Amount at the rate of 2% per month (which amount shall not constitute a penalty) until either (i) the Redemption Amount, plus all such liquidated damages is paid in full, or (ii) the date on which all shares of Series D Convertible Preferred Stock subject to redemption by the Company have been converted into shares of Common Stock pursuant to Section 8 hereof (including, without limitation, delivery of all certificates required by Section 8(e)).

     (d) OPTION OF HOLDER TO CONVERT. During the 28 Trading Day period following the date a holder of Series D Convertible Preferred Stock has received a Redemption Notice from the Company, such holder may convert its shares of Series D Convertible Preferred Stock into shares of Common Stock of the Company in accordance with the provisions of Section 8 hereof.

     (e) MECHANICS OF REDEMPTION. A Redemption Notice may be delivered to the holders of Series D Convertible Preferred Stock via facsimile, and upon receipt of such notice each holder shall deliver written acknowledgment thereof via facsimile to the Company. The redemption of the shares of Series D Convertible Preferred Stock upon any Redemption Date shall take place at the principal place of business of the Company. On such Redemption Date, the Company shall tender the Redemption Amount by wire transfer of immediately available funds to an account designated in writing by each holder. Upon receipt of the Redemption Amount each holder of the certificate or certificates representing the shares of Series D Convertible Preferred Stock being redeemed shall promptly deliver such certificate or certificates to the Company at its principal place of business.

8. CONVERSION.

     (a) CONVERSION BY THE HOLDER. Subject to the provision for adjustment set forth below and subject to paragraph (c) below, each share of the Series D Convertible Preferred Stock shall be convertible at the option of the holder thereof at any time after the Issue Date, into a number of shares of Common Stock equal to the then effective Conversion Ratio. As used herein, the "CONVERSION RATIO," determined as of any date, shall equal the number of shares of Common Stock into which one share of Series D Convertible Preferred Stock is convertible pursuant to this Section 8, which shall be determined by dividing $100 by the then effective Conversion Price. The Conversion Ratio shall be subject to adjustment as provided in Section 8(f). Notwithstanding anything in this Section 8(a) to the contrary, at the option of the Company, which option

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
must be exercised by the Company within one Trading Day of delivery of a conversion notice to the Company but no later than Noon New York time of the following Trading Day, and which option may not be exercised during any period which is 120 days after the date that the Company first exercises this option, the shares of Series D Convertible Preferred Stock shall not be convertible in the event that the average of the Closing Trade Prices during the 7 Trading Day period immediately preceding the date of a conversion notice delivered in accordance with the provisions of Section 8(e)(i) hereof is less than the Floor Price; PROVIDED, HOWEVER, that subsequent to the exercise by the Company of such option, the holder may deliver another conversion notice to the Company and in such event the Company shall not have the option to refuse conversion of the shares of Series D Convertible Preferred Stock if the average of the Closing Trade Prices during the 7 Trading Day period immediately preceding the Company's receipt of such subsequent conversion notice is greater than the Floor Price.

     (b) CONVERSION BY THE COMPANY. Subject to the provision for adjustment set forth in this Section 8 and subject to paragraph (c) below, each share of the Series D Convertible Preferred Stock shall be convertible at the option of the Company at any time after the Issue Date into a number of shares of Common Stock equal to the then effective Conversion Ratio, provided that:

          (i) the shares of Common Stock issuable upon such conversion may be sold by the holder (1) pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission or (2) without registration and without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act;

          (ii) the Closing Trade Prices for at least 15 of the 22 Trading Days immediately preceding the date on which a conversion notice is delivered pursuant to paragraph (e)(ii) of this Section 8 is equal to or greater than 280% of the Fixed Conversion Price;

          (iii) unless otherwise agreed to in writing by the holder, the number of shares of Common Stock issuable upon such conversion is less than or equal to twice the average daily trading volume of the Common Stock on the Principal Market for the 22 Trading Day period immediately preceding the date on which a conversion notice is delivered pursuant to paragraph (e)(ii) of this Section 8; and

          (iv) at least 22 Trading Days have elapsed since any prior exercise by the Company of its conversion rights pursuant to this paragraph (b).

     (c) LIMITATIONS ON CONVERSION. At no time may the holders of the Series D Convertible Preferred Stock or the Company exercise any conversion rights pursuant to this Section 8 such that the number of shares of Common Stock to be received pursuant to such exercise aggregated with all other shares of Common Stock owned by the Series D Convertible Preferred Stock holder beneficially or deemed beneficially owned (as such term is defined in Rule 13(d) under the Exchange Act) by the Series D Convertible Preferred Stock holder and its affiliates would result in any Series D Convertible Preferred Stock holder and its affiliates owning more than 9.9% of all such Common Stock as would be outstanding immediately after conversion on the applicable Conversion Date, as determined in accordance with Section 13(d) of the Exchange Act.

     (d) RESERVATION OF STOCK. The Company shall at all times reserve and keep available for issuance upon the conversion of Series D Convertible Preferred Stock, free from any preemptive rights or any other actual contingent purchase rights of persons other than the holders of Series D Convertible Preferred

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Stock,  such number of shares of its  authorized  but unissued  shares of Common
Stock as will from time to time be necessary to permit the conversion of all outstanding shares of Series D Convertible Preferred Stock, together with all accrued but unpaid dividends thereon, into shares of Common Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Series D Convertible Preferred Stock. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, fully paid, nonassessable and freely tradeable.

     (e) MECHANICS OF CONVERSION.

          (i) CONVERSION BY THE HOLDER. Conversion of Series D Convertible Preferred Stock may be effected by any holder thereof by delivery of a written notice in a form agreed to by the Company and the holders of Series D Convertible Preferred Stock. Such conversion notice shall state that such holder elects to convert all or a specified portion of such Series D Convertible Preferred Stock in accordance with this Section 8 and shall specify the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued and the address or addresses to which such holder wishes such certificate(s) to be delivered. Any such conversion notice may be delivered to the Company via facsimile. Within one Trading Day of receipt of a conversion notice but no later than Noon New York time of the following Trading Day, the Company will deliver written acknowledgement thereof via facsimile to the holders of Series D Convertible Preferred Stock so electing to convert shares of Series D Convertible Preferred Stock, and the Company shall specify whether it chooses to exercise its option to refuse conversion pursuant to and subject to the provisions of Section 8(a). As promptly as practicable after the delivery of a conversion notice, the holder electing to convert shares of Series D Convertible Preferred Stock shall surrender to the Company at the principal place of business of the Company certificates representing Series D Convertible Preferred Stock to be converted.

          (ii) CONVERSION BY THE COMPANY. Subject to the provisions of paragraph
(b) of this Section 8, conversion of Series D Convertible Preferred Stock may be effected by the Company by delivery of a written notice in a form agreed to by the Company and the holders of Series D Convertible Preferred Stock. Any such notice may be delivered to the holders of Series D Convertible Preferred Stock via facsimile, and upon receipt of such notice the holder will deliver written acknowledgement thereof via facsimile to the Company. As promptly as practicable after the delivery of a conversion notice, each holder of shares of Series D Convertible Preferred Stock shall surrender to the Company at the principal place of business of the Company certificates representing Series D Convertible Preferred Stock to be converted.

          (iii) TAXES. The Company shall pay any and all issue and transfer taxes that may be payable in respect of any issuance and/or delivery of shares of Common Stock upon the conversion of Series D Convertible Preferred Stock pursuant hereto.

          (iv) DELIVERY. As promptly as practicable, and in any event within three Trading Days after receipt of the conversion notice and the surrender of such certificates representing Series D Convertible Preferred Stock, the Company shall deliver or cause to be delivered to the address stated in the conversion notice, or to any other address designated in writing and provided to the
Company  by  the  holder  of  Series  D   Convertible   Preferred   Stock,   (i)
certificate(s) representing the number of validly issued, fully paid and nonassessable shares of Common Stock to which the holder of Series D Convertible Preferred Stock being converted shall be entitled and (ii) if less than all of the shares represented by the surrendered certificate(s) are being converted, a new certificate representing the number of shares of Series D Convertible Preferred Stock which remain outstanding upon such partial conversion. Subject to Section 8(e)(v) hereof, such conversion shall be deemed to have been made at

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the close of business on the  applicable  Conversion  Date so that the rights of the holder thereof as to Series D Convertible Preferred Stock being converted shall cease except for the right to receive shares of Common Stock in accordance herewith, and the persons entitled to receive shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

          (v) FAILURE TO DELIVER CERTIFICATES. If the Company fails to deliver Common Stock certificate(s) to the holder in accordance with Section 8(e)(iv) on or prior to the tenth Trading Day after the applicable Conversion Date and provided that the certificates representing Series D Convertible Preferred Stock have been delivered (the "DELIVERY FAILURE DATE"), then:

               (a) Dividends as described in Section 5 will become payable and the Company shall, within seven Trading Days after the Delivery Failure Date, pay to each holder all such accrued but unpaid dividends on all of the shares of the Series D Convertible Preferred Stock, other than such shares which have been timely converted or redeemed in accordance with the provisions herein;

               (b) Upon notice provided by the holder to the Company by facsimile (the "FORCED REDEMPTION NOTICE") that it requires the Company to redeem shares of Series D Convertible Preferred Stock, the Company shall redeem such number of shares as requested by the holder in the Forced Redemption Notice, within seven Trading Days of such Forced Redemption Notice, by paying in immediately available funds the Forced Redemption Price (as defined below). The "FORCED REDEMPTION PRICE" shall be equal to the product of (x) the number of shares of Series D Convertible Preferred Stock being redeemed by such holder,
(y) the average Closing Bid Price of the Company's Common Stock for the five Trading Days immediately preceding the Conversion Date and (z) the Conversion Ratio calculated on the Conversion Date. If the Company fails for any reason to pay the Forced Redemption Price within such time period, the Company shall pay liquidated damages on the Forced Redemption Price at a rate of 2% per month in immediately available funds to such holder, accruing from such due date until the Forced Redemption Price and any accrued liquidated damages thereon are paid in full;

               (c) In the event that the holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver to the satisfaction of a sale by such holder of the shares underlying the Series D Convertible Preferred Stock that the holder anticipated receiving upon such conversion on the Conversion Date (a "Conversion Buy-In"), the holder shall provide the Company written notice indicating the holder's calculation of the Buy-In Amount (as defined below) in respect of the Conversion Buy-In (the "Buy-In Notice"). Within seven Trading Days of the Buy-In Notice, the Company shall pay the Buy-In Amount (as such term is defined below) in immediately available funds. The term "Buy-In Amount" shall be equal to the amount by which (x) the holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock purchased for a Conversion Buy-In exceeds (y) the aggregate Conversion Price for the number of shares of Common Stock in the Conversion Buy-In for which such conversion was not timely honored. For illustration purposes only, if the holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Conversion Buy-In with respect to an attempted conversion of $10,000 aggregate Conversion Price for the number of shares of Common Stock in the Conversion Buy-In, the Company shall be required to pay the holder $1,000. If the Company fails for any reason to pay the Buy-In Amount within such time period, the Company shall pay liquidated damages on the Buy-In Amount at a rate of 2% per month in immediately available funds to such holder, accruing from the day following the date of the Buy-In Notice until the

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Buy-In Amount and any accrued liquidated damages thereon are paid in full; and

               (d) Nothing herein shall limit a holder's right to pursue actual damages for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein including, without limitation, damages relating to any Conversion Buy-In, and such holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

     (f) ADJUSTMENTS.

          (i) SUBDIVISION OR COMBINATION OF SHARES; STOCK DIVIDENDS. In the event of any change in the number of issued and outstanding shares of Common Stock of the Company by reason of any stock split, stock dividend, subdivision, or combination of shares, or any other change in the corporate or capital structure of the Company which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) shares of stock, other securities, money or property with respect to Common Stock (each such event, a "DILUTING EVENT"), then the Conversion Price and Fixed Conversion Price in effect on the effective date thereof shall be adjusted to that price determined by multiplying each of the Conversion Price and Fixed Conversion Price in effect immediately prior to such Diluting Event by a fraction (A) the numerator of which shall be the total number of outstanding shares of Common Stock of the Company immediately prior to such Diluting Event and (B) the denominator of which shall be the total number of outstanding shares of Common Stock of the Company immediately after such Diluting Event. Any adjustment made pursuant to this subparagraph (i) shall become effective immediately as of the effective date of such Diluting Event or, if the Company shall take a record of holders of its Common Stock for the purpose of such Diluting Event, as of such record date, whichever is earlier; PROVIDED, that if the Company shall set such a record date, and before the effective date of such Diluting Event, legally abandon its plan to effect such Diluting Event, then no adjustment in the Conversion Price or Fixed Conversion Price then in effect shall be made by reason of the taking of such record, and any such adjustment previously made as a result of the taking of such record shall be reversed.

          (ii) REORGANIZATION, RECLASSIFICATION, MERGER OR SALE. In the event the Company effects any recapitalization, reorganization, reclassification, consolidation, spin-off, distribution, conversion or exchange of shares, any merger or sale of all or substantially all of the Company's assets or any other change in the corporate or capital structure of the Company, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) shares of stock, other securities, money or property with respect to or in exchange for Common Stock (each such event, an "ORGANIC Change"), then the holders of shares of Series D Convertible Preferred Stock shall have the right to receive the kind and amount of shares of stock, other securities, money or property receivable upon such Organic Change, had the holder converted shares of Series D Convertible
Preferred Stock immediately prior to such Organic Change or the record date therefor, and an appropriate provision for the foregoing shall be made by the Company as part of any such Organic Change. An adjustment made pursuant to this subparagraph (ii) shall become effective at the close of business on the day upon which such Organic Change becomes effective. The provisions of this subparagraph (ii) shall not apply to any event for which an adjustment is made pursuant to subparagraph (i) above, unless the holders of Common Stock are entitled to an adjustment pursuant to both subparagraph (i) and (ii), in which case an adjustment shall be made pursuant to both subparagraph (i) and (ii) with respect to outstanding shares of Series D Convertible Preferred Stock.

     (g) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of shares of the Series D Convertible Preferred Stock. If any conversion of any shares of Series D Convertible Preferred Stock would create a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher whole number of shares.

9. NOTICE OF ADJUSTMENT. Upon any adjustment of the Conversion Price and the Conversion Ratio then in effect pursuant to the provisions of Section 8, then, and in each such case, the Company shall promptly deliver to each of the holders of Series D Convertible Preferred Stock a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth in reasonable detail the event requiring the adjustment, the method by which such adjustment was calculated and the Conversion Price and Conversion Ratio then in effect following such adjustment. Where appropriate, such notice to the holders of Series D Convertible Preferred Stock may be given in advance.

10. NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid,
(iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the third business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: if to the Company to its offices at 3410 E. University Drive, Suite 180, Phoenix, AZ 85034, Attention: Joseph P. Kealy, Facsimile: (602) 276-0567, and if to a holder of Series D Convertible Preferred Stock, to such holder at the address or facsimile number of such holder as listed in the stock record books of the Company, or to such other address as the Company or the holder, as the case may be, shall have designated upon ten day's prior written notice similarly given.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its duly authorized representative as of June 15, 2001.


                                  INTERNATIONAL FIBERCOM, INC.


                                  By: /s/ Joseph P. Kealy
                                      ----------------------------------------
                                      Name:  Joseph P. Kealy
                                      Title: Chairman of the Board and President